                          SECURITIES AND EXCHANGE COMMISSION


                                WASHINGTON, D.C. 20549


                                --------------------


                                       FORM 8-K

                                    CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported):  December 18, 1996


                                --------------------

                                   FOOD LION, INC.
                (Exact name of registrant as specified in its charter)

    North Carolina                 0-6080                   56-1660192

    (State or other jurisdiction  (Commission              (IRS Employer
     of incorporation)             File Number)            Identification No.)


    P.O. Box 1330, 2110 Executive Drive, Salisbury, North Carolina 28145-1330 704-622-8250

    (Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

                                         N.A.

             (Former name or former address if changed since last report)

 ITEM 5. Other Events


    On December 18, 1996 (the "Effective Time"), following receipt of all required regulatory approvals, Food Lion, Inc., a North Carolina corporation ("Food Lion"), completed the acquisition of Kash n' Karry Food Stores, Inc., a Delaware corporation ("Kash n' Karry"), pursuant to an Agreement and Plan of Merger, dated as of October 31, 1996 (the "Merger Agreement"). The acquisition was effected by means of the merger of KK Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Food Lion ("KK Acquisition"), with and into Kash n' Karry and Kash n' Karry has become an indirect, wholly-owned subsidiary of Food Lion (the "Merger"). Upon consummation of the Merger, each outstanding share of Kash n' Karry common stock, par value $.01 per share (the "Kash n' Karry Common Stock") other than shares of Kash n' Karry Common Stock that are cancelled pursuant to the Merger Agreement and shares of Kash n' Karry Common Stock for which appraisal rights under Delaware law have been exercised, has been converted into the right to receive $26.00 per share in cash.

    Immediately prior to the Effective Time, KK Acquisition owned more than 90% of the outstanding shares of the Kash n' Karry Common Stock and was able to effect the Merger as a short-form merger without the necessity of the approval of the Kash n' Karry Board of Directors or the vote of any stockholders of Kash n' Karry.

    The consummation Merger is further described in a press release issued by Food Lion on December 18, 1996, a copy of which is attached hereto as an Exhibit 99.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

    (a)  Not Applicable.

    (b)  Not Applicable.

    (c)  Exhibits

         Exhibit No.         Description
         99                  Food Lion, Inc. Press Release dated
                             December 18, 1996.

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                             FOOD LION, INC.




Dated:  January 3, 1997      By: /s/ R. William McCanless
                                 ----------------------------------
                             Name:  R. William McCanless
                             Its:  Senior Vice President and
                                     Chief Administrative Officer

                                    EXHIBIT INDEX

         99                  Food Lion, Inc. Press Release dated
                             December 18, 1996.